Exhibit 99.1

Kayne Anderson Energy Development Company Announces Results
for the Quarter Ended August 31, 2009

HOUSTON--(BUSINESS WIRE)--October 7, 2009--(NYSE:KED) Kayne Anderson Energy Development Company (the “Company”) today announced its financial results for the quarter ended August 31, 2009.

HIGHLIGHTS

  The Company announced a quarterly distribution of $0.30 per share
  Net asset value: $16.02 per share
  Net investment income: $0.4 million
  Net realized losses: $3.3 million
  Net unrealized gains: $9.3 million

RESULTS OF OPERATIONS - QUARTER ENDED AUGUST 31, 2009

Investment income was $2.3 million and consisted of net dividends and distributions and interest income on fixed income investments. The Company received $3.7 million of cash dividends and distributions, of which $2.4 million was treated as a return of capital.

Operating expenses were $1.5 million, including $0.8 million of base investment management fees; $0.3 million of interest expense and $0.4 million of other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred income tax asset).

Net investment income was $0.4 million which included $0.3 million of deferred income tax expense.

Net realized losses were $3.3 million, which consisted of $5.0 million of net realized losses on investments, partially offset by a deferred income tax benefit of $1.7 million. Substantially all of the realized losses were attributable to the sale of a portion of the Company’s holdings in a public MLP investment that had significantly reduced its distribution and the sale of a fixed income investment that was not current on its interest payments.

Net unrealized gains were $9.3 million, which consisted of $14.5 million of unrealized gains from investments, net of a deferred income tax expense of $5.2 million. Net unrealized gains include $0.1 million of paid-in-kind stock dividends from the Company’s investments in Kinder Morgan Management, LLC and Enbridge Energy Management, L.L.C.

The Company’s net increase in net assets resulting from operations for the period was $6.4 million. This increase is composed of net investment income of $0.4 million, net realized losses of $3.3 million, and net unrealized gains of $9.3 million as noted above.

PORTFOLIO AND INVESTMENT ACTIVITY

As of August 31, 2009, the Company had long-term investments of $181.9 million. The Company’s long-term investments consisted of 48 portfolio companies, which were comprised of approximately 51% in private MLPs, 32% in public MLPs and 17% in fixed income securities.

NET ASSET VALUE

As of August 31, 2009, the Company’s NAV was $162.4 million or $16.02 per share. This represents an increase of $0.32 per share or 2.0% compared to $158.6 million or $15.70 per share on May 31, 2009. Presently, the total cost basis of the company's investments exceeds the fair value reflected on the Statement of Assets and Liabilities as shown below. That, combined with net operating losses, results in a deferred tax asset of $25.7 million, or approximately $2.54 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2009, the Company had approximately $7.4 million invested in short-term repurchase agreements. The repurchase agreements are collateralized by U.S. Treasury bills.

As of August 31, 2009, the Company had $52.0 million borrowed under its senior secured credit facility at an interest rate of 1.51% and, as of that date, had a borrowing base of $77.5 million. The maximum amount that the Company can borrow under its credit facility is limited to the lesser of the commitment amount of $100 million or its borrowing base. As of October 1, 2009, the Company had $52.0 million of borrowings at an interest rate of 1.50% and its borrowing base was $79.6 million. The Company’s credit facility matures on June 4, 2010.

DISTRIBUTION

On October 6, 2009, the Company announced a distribution of $0.30 per share for the quarter ended August 31, 2009.

CONFERENCE CALL

The Company will host a conference call at 5 p.m., Eastern time, on Wednesday, October 7, 2009 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID #29911964." For the convenience of the Company’s stockholders, an archived replay of the call will be available on the Company’s website (http://www.kaynefunds.com/webcasts.htm).

AVAILABLE INFORMATION

The Company’s filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company’s website at www.kaynefunds.com.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
(amounts in 000’s, except share and per share amounts)

	August 31, 2009 (Unaudited)	November 30, 2008
ASSETS
Investments, at fair value:
Non-affiliated (Cost — $164,840 and $188,740, respectively)	$115,954	$110,635
Affiliated (Cost — $74,080 and $83,351, respectively)	65,972	71,649
Repurchase agreements (Cost — $7,386 and $6,325, respectively)	7,386	6,325
Total investments (Cost — $246,306 and $278,416, respectively)	189,312	188,609
Deposits with brokers	—	123
Deferred income tax asset	25,701	31,370
Receivable for securities sold	—	688
Interest, dividends and distributions receivable, net	517	403
Debt issuance costs, prepaid expenses and other assets	530	981
Total Assets	216,060	222,174
LIABILITIES
Senior secured revolving credit facility	52,000	57,000
Payable for securities purchased	52	60
Investment management fee payable	816	1,074
Current income tax payable	100	100
Accrued directors’ fees and expenses	73	76
Accrued expenses and other liabilities	660	1,177
Total Liabilities	53,701	59,487
NET ASSETS	$162,359	$162,687
NET ASSETS CONSIST OF
Common stock, $0.001 par value (200,000,000 shares authorized at August 31, 2009 and November 30, 2008; 10,134,023 and 10,102,986 shares issued and outstanding at August 31, 2009 and November 30, 2008, respectively)	$10	$10
Paid-in capital	206,253	215,953
Accumulated net investment loss, net of income taxes, less dividends	(4,118)	(3,942)
Accumulated net realized gains (losses) on investments, net of income taxes	(3,438)	7,464
Net unrealized losses on investments, net of income taxes	(36,348)	(56,798)
NET ASSETS	$162,359	$162,687
NET ASSET VALUE PER SHARE	$16.02	$16.10

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in 000’s)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	August 31, 2009	August 31, 2008	August 31, 2009	August 31, 2008
INVESTMENT INCOME
Income
Dividends and Distributions:
Non-affiliated investments	$1,715	$2,217	$6,248	$6,477
Affiliated investments	1,947	2,749	5,846	7,831
Total dividends and distributions	3,662	4,966	12,094	14,308
Return of capital	(2,442)	(3,825)	(9,972)	(12,844)
Net dividends and distributions	1,220	1,141	2,122	1,464
Interest and other income:
Non-affiliated investments	1,046	648	2,486	3,882
Affiliated investments	—	85	—	373
Total interest and other income	1,046	733	2,486	4,255
Total investment income	2,266	1,874	4,608	5,719
Expenses
Base investment management fees	816	1,328	2,369	4,052
Bad debt expense	—	—	—	830
Professional fees	185	229	618	719
Directors’ fees	73	76	217	240
Administration fees	31	54	113	202
Insurance	38	38	116	113
Custodian fees	19	20	51	61
Other expenses	33	162	385	441
Total Expenses — Before Interest Expense	1,195	1,907	3,869	6,658
Interest expense	341	1,003	1,021	3,549
Total Expenses	1,536	2,910	4,890	10,207
Net Investment Income (Loss) — Before Income Taxes	730	(1,036)	(282)	(4,488)
Deferred income tax benefit (expense)	(290)	386	106	1,682
Net Investment Income (Loss)	440	(650)	(176)	(2,806)
REALIZED AND UNREALIZED GAINS (LOSSES)
Net Realized Gains (Losses)
Investments	(5,060)	(6,340)	(17,543)	(2,851)
Foreign currency transactions	33	(30)	27	(30)
Options	—	—	17	—
Deferred income tax benefit	1,715	2,370	6,597	1,072
Net Realized Losses	(3,312)	(4,000)	(10,902)	(1,809)
Net Change in Unrealized Gains (Losses)
Investments	14,456	(6,985)	32,812	(1,852)
Foreign currency translations	(18)	3	10	3
Options	—	—	—	—
Deferred income tax benefit (expense)	(5,176)	2,598	(12,372)	688
Deferred income tax expense — conversion to a taxable corporation	—	—	—	(3,828)
Net Change in Unrealized Gains (Losses)	9,262	(4,384)	20,450	(4,989)
Net Realized and Unrealized Gains (Losses)	5,950	(8,384)	9,548	(6,798)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$6,390	$(9,034)	$9,372	$(9,604)

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/